EXHIBIT 99.1

Investor Contact:	Media Contact:
Jason Plagman	Amy Koch
VP, Investor Relations	Director, Corporate Communications
investorinfo@orasure.com	media@orasure.com
OraSure Announces First Quarter 2026 Financial Results

BETHLEHEM, PA, May 6, 2026 (GLOBE NEWSWIRE) – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today announced its financial results for the three months ended March 31, 2026.
“Our Q1 results were consistent with our expectations, and revenue of $27.9 million was above the midpoint of our guidance range,” said Carrie Eglinton Manner, President and CEO of OTI. “We delivered gross margin expansion in Q1 and remain focused on leveraging our manufacturing capabilities and capacity to drive additional operating efficiencies.”
She continued, “OraSure is well positioned to accelerate our growth as we approach a series of regulatory and commercial milestones in 2026 and continue to transform our business through our strategy to decentralize diagnostics and connect people to care that is more accessible, convenient, affordable, and private. Additionally, our strong balance sheet gives us the flexibility to pursue acquisitions and partnerships that strengthen our portfolio, while continuing to invest in R&D aimed at high‑value growth markets in order to drive long‑term value for shareholders.”

Financial Highlights ($ in 000’s, except per share amounts)

	For the Three Months Ended March 31,
	2026	2025	% Change
Core Business (1)	$27,907	$28,050	(1)%
COVID-19	18	461	(96)
Risk Assessment Testing	—	1,420	(100)
Total Net Revenues	$27,925	$29,931	(7)%
(1) Includes Diagnostics, Sample Management Solutions, other products and services revenues, and non-product and services revenues.

	For the Three Months Ended March 31,
	2026	2025	% Change
Net revenues	27,925	29,931	(7)%
Gross profit	11,804	12,299	(4)
Gross margin	42.3%	41.1%
Non-GAAP gross profit	12,107	12,468	(3)
Non-GAAP gross margin	43.4%	41.7%

Operating loss	(23,269)	(17,750)	NM
Operating margin	(83.3)%	(59.3)%
Non-GAAP operating loss	(19,034)	(15,280)	NM
Non-GAAP operating margin	(68.2)%	(51.1)%

Net loss	(22,377)	(16,040)	NM
Non-GAAP net (loss) income	(17,022)	(13,139)	NM
Diluted GAAP EPS	$(0.32)	$(0.21)	NM
Diluted Non-GAAP EPS	$(0.24)	$(0.18)	NM
NM – not meaningful

•Total net revenues for the first quarter of 2026 decreased 7% to $27.9 million from $29.9 million in the first quarter of 2025.
•Core revenues (all revenues excluding COVID-19, Molecular Services, and Risk Assessment Testing revenues) of $27.9 million in the first quarter decreased 0.5% year-over-year. Diagnostics revenues in the first quarter decreased 5% year-over-year to $16.9 million, with the decline attributable to lower revenue from our HCV tests. Sample Management Solutions revenues of $9.1 million in the first quarter decreased 0.6% year-over-year.
•GAAP gross margin was 42.3% in the first quarter of 2026 compared to 41.1% in the first quarter of 2025. Non-GAAP gross margin in the first quarter of 2026 was 43.4% and increased compared to 41.7% in the first quarter of 20251.
•GAAP operating loss in the first quarter of 2026 was $23.3 million compared to GAAP operating loss of $17.8 million in the first quarter of 2025. Non-GAAP operating loss was $19.0 million in the first quarter of 2026 compared to non-GAAP operating loss of $15.3 million in the first quarter of 2025.
•Cash and cash equivalents were $177 million as of March 31, 2026.
•OTI deployed $5 million during the first quarter to repurchase approximately 1.8 million shares of our common stock.

Recent Developments
•Appointed John D. Bertrand to our Board of Directors. Mr. Bertrand is a healthcare technology executive with more than a decade of experience driving AI-enabled innovation in diagnostics.
1 For additional information on non-GAAP financial measures and a reconciliation of the GAAP financial results to non-GAAP financial results, see the schedules below. A description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

•Published our 2025-2026 “OTI Cares” Impact and Governance report, which highlights our progress in advancing the impact of our sustainability and governance-related initiatives that are meaningful to our internal and external stakeholders.

Financial Guidance
The Company is guiding to Q2 2026 Total revenues of $27 million to $30 million.

Conference Call
The Company will host a conference call and audio webcast to discuss the Company’s first quarter 2026 results and certain business developments, beginning today at 5 p.m. Eastern Time. The call will include prepared remarks by management and a question and answer session.
A webcast of the conference call will be available on the investor relations page of OTI’s website at https://orasure.gcs-web.com/events-and-presentations. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes prior to the call. The webcast will be archived on OTI’s website shortly after the call has ended.

Disclosure
OTI intends to use the Investor Relations Section of its website as a means of disclosing material non-public information (MNPI) and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor OTI’s website in addition to following its press releases, SEC filings, public conference calls, presentations, and webcasts.

Financial Data (Unaudited, $ in 000’s, except per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Results of Operations
Net revenues	$27,925	$29,931
Cost of products and services sold	16,121	17,632
Gross profit	11,804	12,299
Operating expenses:
Research and development	13,654	9,603
Sales and marketing	6,770	6,859
General and administrative	14,556	14,102
Change in the estimated fair value of acquisition-related contingent consideration	93	478
Gain on sale of assets	—	(993)
Total operating expenses	35,073	30,049
Operating loss	(23,269)	(17,750)
Other income	1,548	1,778
Loss before income taxes and equity investment	(21,721)	(15,972)
Income tax benefit	(432)	(456)
Loss before equity investment	(21,289)	(15,516)
Loss on equity investment	(1,088)	(524)
Net loss	$(22,377)	$(16,040)
Loss per share:
Basic	$(0.32)	$(0.21)
Diluted	$(0.32)	$(0.21)
Weighted average shares outstanding:
Basic	69,675	74,867
Diluted	69,675	74,867

	For the Three Months Ended March 31,
	2026	2025	% Change
Consolidated Net Revenues
Diagnostics	$16,866	$17,689	(5)%
Sample Management Solutions	9,058	9,110	(1)
Other products and services	434	321	35
COVID-19 Diagnostics	18	457	(96)
Risk Assessment Testing	—	1,420	(100)
Net product and services revenues	26,376	28,997	(9)
Non-product and services revenues	1,549	934	66
Net revenues	$27,925	$29,931	(7)%

Condensed Consolidated Balance Sheets (Unaudited, $ in 000’s)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$176,964	$199,278
Accounts receivable, net	24,807	22,203
Inventories	30,307	31,060
Other current assets	8,703	9,367
Property, plant and equipment, net	37,857	39,179
Intangible assets, net	18,940	19,046
Goodwill	43,047	43,363
Investment in equity method investee	24,868	25,956
Other noncurrent assets	13,676	13,716
Total assets	$379,169	$403,168

Liabilities and Stockholders’ Equity
Accounts payable	$10,628	$6,521
Deferred revenue	872	1,518
Acquisition-related contingent consideration obligation	18,777	18,380
Other current liabilities	13,807	13,376
Other noncurrent liabilities	21,761	22,546
Stockholders’ equity	313,324	340,827
Total liabilities and stockholders’ equity	$379,169	$403,168
Additional Financial Data (Unaudited, $ in 000’s)

	For the Three Months Ended March 31,
	2026	2025
Capital expenditures	$913	$420
Depreciation and amortization	2,341	2,808
Stock-based compensation	2,768	2,687
Cash used in operating activities	$(13,895)	$(19,733)

Consolidated Statement of Cash Flows (Unaudited, $ in 000’s)

	For the Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES:
Net loss	$(22,377)	$(16,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,768	2,687
Depreciation and amortization	2,341	2,808
Other non-cash amortization	(82)	(37)
Provision for credit losses	66	(248)
Unrealized foreign currency (gain) loss	(153)	194
Interest expense on finance leases	3	2
Loss on equity investment	1,088	524
Deferred income taxes	(354)	(384)
Gain on sale of fixed assets	—	(780)
Change in the estimated fair value of acquisition-related contingent consideration	93	478
Changes in assets and liabilities:
Accounts receivable	(2,621)	2,413
Inventories	714	(1,482)
Prepaid expenses and other assets	583	(2,075)
Accounts payable	4,104	(726)
Deferred revenue	(645)	(451)
Accrued expenses and other liabilities	577	(6,616)
Net cash used in operating activities	(13,895)	(19,733)
INVESTING ACTIVITIES:
Proceeds from sale of assets	—	790
Purchases of property and equipment	(913)	(420)
Net cash (used in) provided by investing activities	(913)	370
FINANCING ACTIVITIES:
Cash payments for finance lease liabilities	(21)	(12)
Repurchase of common stock	(5,000)	—
Payment of taxes related to net share settlement of equity awards	(1,261)	(941)
Net cash used in financing activities	(6,282)	(953)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	(1,224)	122
NET DECREASE IN CASH AND CASH EQUIVALENTS	(22,314)	(20,194)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	199,278	267,763
CASH AND CASH EQUIVALENTS, END OF PERIOD	$176,964	$247,569

About OraSure Technologies
OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physicians’ offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com
Forward Looking Statements
This press release contains certain forward-looking statements, including with respect to products, product candidate development and manufacturing activities, regulatory submissions and authorizations, revenue growth and guidance, expected revenue from government orders, cost savings, cash flow, increasing margins and other matters. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: our ability to satisfy customer demand; ability to reduce our spending rate, capitalize on manufacturing efficiencies and drive profitable growth; ability to market and sell our products and services, whether through our internal, direct sales force or third parties; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; significant customer concentrations that exist or may develop in the future; ability to manufacture or have manufactured products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; impact of replacing distributors; inventory levels at distributors and other customers; our ability to achieve its financial and strategic objectives and increase our revenues, including the ability to expand international sales and the ability to continue to reduce costs; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of our products and services; ability to achieve the anticipated benefits from the BioMedomics transaction; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to achieve and maintain sustained profitability; ability to increase our gross margins; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents, trade secrets and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms on international sales; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; cybersecurity incidents and other disruptions involving our computer systems or those of our third-party IT service providers, suppliers and customers; the impact of terrorist attacks, civil unrest, hostilities and war; and general political, business and economic conditions, including interest rates, inflationary pressures, capital market disruptions, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions and economic slowdowns or recessions. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP operating income (loss), and non-GAAP earnings (loss) per share. Management believes that presentation of operating results using these non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods, while excluding certain expenses that may not be indicative of the Company’s recurring core business operating results. In addition, management believes these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by OraSure’s institutional investors and the analysis community to help them analyze the health of OraSure’s business. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

OraSure Technologies GAAP to Non-GAAP Reconciliation ($ in 000's, except per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Net Revenues	$27,925	$29,931
GAAP Cost of Products and Services Sold	16,121	17,632
GAAP Gross Margin	42.3%	41.1%
Stock compensation	190	169
Amortization of acquisition-related intangible assets	48	—
Reduction in workforce severance	65	—
Non-GAAP Cost of Goods Sold	15,818	17,463
Non-GAAP Gross Margin	43.4%	41.7%

GAAP Operating Loss	(23,269)	(17,750)
Stock compensation	2,768	2,687
Amortization of acquisition-related intangible assets	105	55
Reduction in workforce severance	1,269	—
Gain on sale of assets under product line discontinuance	—	(750)
Change in fair value of acquisition-related contingent consideration	93	478
Non-GAAP Operating Loss	(19,034)	(15,280)

GAAP Net Loss	(22,377)	(16,040)
Stock compensation	2,768	2,687
Amortization of acquisition-related intangible assets	105	55
Reduction in workforce severance	1,269	—
Gain on sale of assets under product line discontinuance	—	(750)
Change in fair value of acquisition-related contingent consideration	93	478
Loss on equity investment	1,088	524
Tax effect of non-GAAP adjustments	32	(93)
Non-GAAP Net Loss	$(17,022)	$(13,139)

GAAP Loss Per Share:	$(0.32)	$(0.21)
Non-GAAP Loss Per Share:	$(0.24)	$(0.18)
Diluted Shares Outstanding	69,675	74,867
Diluted Shares Outstanding Used For Computing Non-GAAP Loss Per Share	69,675	74,867
The following is a description of the adjustments made to GAAP financial measures:
•Stock Compensation: non-cash equity-based compensation provided to OraSure employees and directors
•Amortization of acquisition-related intangible assets: represents recurring amortization charges resulting from the acquisition of intangible assets associated with our business combinations
•Reduction in workforce severance: termination benefits associated with the Company’s workforce reduction associated with certain business
•Gain on sale of assets under product line discontinuance: represents the gain on the sale of fixed assets associated with the risk assessment line of business that was discontinued and sold to a 3rd party
•Change in fair value of acquisition-related contingent consideration: changes in the fair value of contingent consideration liability associated with an adjustment for the passage of time
•Loss on equity investment: we have excluded our proportionate share of our equity method investee’s net loss as we do not have direct control over the investee’s operations or resulting revenue and expenses
•Tax impact associated with non-GAAP adjustments: tax expense/(benefit) due to non-GAAP adjustments
A reconciliation of our non-GAAP measures to their most directly comparable GAAP measures can also be found at: https://orasure.gcs-web.com/gaap-non-gaap-reconciliation
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